Exhibit 10.1

LIFELOC TECHNOLOGIES, INC.
STOCK OPTION PLAN

I.  Purpose

The LIFELOC TECHNOLOGIES, INC. Stock Option Plan (the “Plan”) provides for the grant of Stock Options to employees and directors of Lifeloc Technologies, Inc. (the “Company”), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) as the Board of Directors of the Company (the “Board”) shall from time to time designate (“Participating Subsidiaries”), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their respective Employees.

II.  Incentive Stock Options and Non-Incentive Stock Options

The Stock Options granted under the Plan may be either:

(a)  Incentive Stock Options (“ISOs”) which are intended to be “Incentive Stock Options” as that term is defined in Section 422 of the Code; or

(b)  Nonstatutory Stock Options (“NSOs”) which are intended to be options that do not qualify as “Incentive Stock Options” under Section 422 of the Code.

All Stock Options shall be ISOs unless the applicable option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as NSOs.  Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such in the applicable option agreement.

Except as otherwise expressly provided herein or as required by law, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

III.  Administration

3.1  Administrator.

(a) The Plan shall be administered by the Board of Directors or, to the extent permitted by applicable law, a committee appointed by the Board of Directors composed of one or more directors or such number of directors as may be required under applicable law (in either case, the “Administrator”).  The Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code, in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto.  Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

(b) With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable stock exchange, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable stock exchange). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by a committee consisting solely of independent directors.

3.2  Powers of the Administrator.

(a) Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)).

(b) All actions taken and all interpretations and determinations made by the Administrator in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Administrator shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.  Definitions

4.1           “Common Stock”  A share of common stock means a share of authorized but unissued or reacquired common stock (no par value) of the Company.

4.2           “Change in Control”  For purposes of this Plan, “Change in Control” shall be deemed to have occurred if:

(i)
a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)
the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)
the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)
a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 4.2, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

4.3           “Director”  A member of the Board of Directors of the Company or any Participating Subsidiary.

4.4           “Employee”  An employee of the Company or any Participating Subsidiary.

4.5           “Fair Market Value”  For purposes of this Plan, “Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price for a share of Common Stock on the trading day immediately before the grant date, as furnished by the OTC Markets (the “OTC Markets”) or on the principal stock exchange on which the Common Stock is then listed for the date in question. If the Common Stock is no longer actively traded on the OTC Markets or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.

4.6           “Participant”  An Employee or Director to whom a Stock Option is granted.

4.7           “Stock Option”  The right granted under the Plan to a Participant to purchase, at such time or times and at such price or prices (“Option Price”) as are determined by the Administrator, the number of shares of Common Stock determined by the Administrator.

V. Eligibility and Participation

Grants of Stock Options may be made to Employees and Directors of the Company or any Participating Subsidiary.  The Administrator shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Participant, the Option Price of such Stock Options and other terms and provisions of such Stock Options, all as provided in the Plan.  The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted.  Each Stock Option shall be evidenced by a written agreement containing such terms and provisions as the Administrator may determine, subject to the provisions of the Plan.

VI.	Additional Rules Applicable to ISOs

(a)           If an ISO is granted to a Participant who, following such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years after the date on which it was granted.

(b)           The aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000.

VII.  Shares of Common Stock Subject to the Plan

6.1  Maximum Number.  The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 150,000 authorized but unissued shares, subject to adjustment pursuant to Section 7.2 below.  If any shares of Common Stock subject to Stock Options terminate or are not purchased before such Stock Options expire, such shares may again be made available to be granted under the Plan.

6.2  Capital Changes.  Upon or in contemplation of any changes made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator shall make appropriate adjustments in:  (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the maximum aggregate number of shares which may be made subject to Stock Options.  With respect to any award that constitutes an ISO, in whole or in part, if the Administrator deems it necessary and in the best interests of the Company, the Administrator may make such an adjustment that causes such ISO to cease to qualify as an ISO without the consent of the affected Participant. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VIII.  General Terms of Stock Options

8.1           Vesting.  Unless otherwise set forth in the applicable option agreement, all Stock Options shall vest immediately upon grant.

8.1  Time of Exercise.  Subject to the provisions of the Plan, including without limitation Section 8.5, the Administrator, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option shall expire, provided that unless otherwise set forth in the applicable agreement, all Stock Options shall expire five years after date of grant.  Such time or times shall be set forth in the Option Agreement evidencing such Stock Option.  The maximum term of each Stock Option (ISO or NSO) shall be ten years.  The Administrator may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant.  Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule.  The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.

8.2  Delivery of Shares as Consideration for Exercise Price.  The Administrator, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option.  Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

8.3  Stock Restriction Agreement.  The Administrator may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term of employment with the Company.  The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

8.4  Termination of Employment Before Exercise.  If a Participant's employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of 30 days (but in no event beyond ten years from the date of grant).  If the Participant's employment is terminated because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO).  If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

8.5   Effect of a Change in Control.  Upon a Change in Control, all awards under the Plan shall terminate and be forfeited, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation of such award, provided that the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Stock Options in accordance with their terms before the termination of such awards. The Administrator may make provision for payment in cash or property (or both) in respect of awards to be terminated pursuant to this section as a result of the Change in Control and may adopt such valuation methodologies for outstanding awards as it deems reasonable and may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise of the Stock Option. The portion of any ISO accelerated pursuant to this Section 8.5 or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as an NSO under the Code.

8.6  Disposition of Forfeited Stock Options.  Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

IX.  Governing Law; Construction; Severability.

9.1  Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

9.2  Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

9.3  Plan Construction.

(a)  Rule 16b-3.  It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)  Code Section 409A Compliance.  The Board intends that, except as may be otherwise determined by the Administrator, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an award, award agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a participant’s award to become subject to Section 409A, unless the Administrator expressly determines otherwise, such award, award agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or award agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the content or notice to the participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A and neither the Company nor the Administrator will have any liability to any participant for such tax or penalty.

(c)           No Guarantee of Favorable Tax Treatment.  Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any participant for any tax, interest or penalties the participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan

9.4  Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of common stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any applicable stock exchange listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or a Participating Subsidiary, provide such assurances and representations to the Company or a Participating Subsidiary as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

X.  Plan Not Funded.

Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of common stock, except as expressly otherwise provided) of the Company or Participating Subsidiary by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Participating Subsidiary and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

XI.  Tax Withholding.

Upon any exercise, vesting, or payment of any award, the Company or a Participating Subsidiary shall have the right at its option to:

(a)           require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or a Participating Subsidiary may be required to withhold with respect to such award event or payment; or

(b)           deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or a Participating Subsidiary may be required to withhold with respect to such cash payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of common stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.4) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

XII.  No Contract of Employment

Nothing in this Plan shall confer upon the Participant the right to continue in the employ of the Company, or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any such Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause.  Nothing in this Article IX shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

XIII.  No Rights as a Stockholder

A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

XIV.  Assignability; Restrictions on Transferability

No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of an NSO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder.  Notwithstanding the preceding sentence, the Administrator may, in its sole discretion, permit the assignment or transfer of an NSO by a Participant other than an officer or director, and the exercise thereof by a person other than such Participant, on such terms and conditions as the Administrator in its sole discretion may determine.  Any such terms shall be determined at the time the NSO is granted, and shall be set forth in the Option Agreement.  In the event of his death, the Stock Option or any Stock Appreciation Right or Supplemental Bonus right may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XV.  Amendment

The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options that are outstanding under the Plan as of the date of the action; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XVI.  Registration of Optioned Shares

The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the 1933 Act and from the registration or qualification requirements of applicable state securities laws.

XVII.  Withholding Taxes

The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Participating Subsidiary is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option, Stock Appreciation Right or Supplemental Bonus, including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Stock Option or Stock Appreciation Right or upon payment of any Supplemental Bonus, until the Participant reimburses the Company or Participating Subsidiary for the amount the Company or Participating Subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold.

XVIII.  Brokerage Arrangements

The Administrator, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options.

XIX.  Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

XX.  Prohibition on Repricing

Except as provided in Section 6.2, the Administrator shall not, without the approval of the stockholders of the Company (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the Fair Market Value per share of common stock.

XXI.  Effective Date

This Plan was adopted by the Board of Directors and became effective on March 21, 2013 and was approved by the Company's stockholders on April 1, 2013.  No Stock Options shall be granted after March 31, 2023.  Stock Options outstanding after March 31, 2023 shall continue to be governed by the provisions of the Plan.